CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295124 on Form S-6 of our report dated June 16, 2026, relating to the financial statement of FT 12983, comprising Vest Nasdaq 100 Buffered 20 Portfolio, Series 37, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 16, 2026